                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 26, 2001

                             Quality Products, Inc.
              (Exact name of registrant as specified in its chapter)

             Ohio                      0-18145                75-2273221
       (State or other               (Commission             (IRS Employer
jurisdiction of incorporation)       File Number)         Identification No.)

560 W Nationwide Blvd; Columbus, OH                              43215
(Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (614) 228-0185

                                       N/A
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On April 26, 2001, Quality Products, Inc. purchased all of the outstanding stock of Columbus Jack Corporation, a closely held manufacturer of hydraulic jacks and other ground support equipment for aircraft, headquartered in Columbus, Ohio. Columbus Jack will continue operating in the aircraft ground support industry. Quality Products purchased 90% of Columbus Jack's shares from Dennis B. Mellman of Columbus, Ohio and 10% from Mr. P. Kim Packard. Mr. Mellman has a one-year agreement to serve as a consultant to Columbus Jack.

The Company paid $570,000 at closing and will pay $162,000 in each of years 2 through 6, plus, over the same six-year period, 25% of Columbus Jack's annual audited net income in excess of $150,000. Additionally, if there is insufficient payments generated through the percentage of Columbus Jack's audited net income to meet annual guaranteed monies, we will issue shares of common stock up to a maximum value of $25,000 in year 3, increasing by $25,000 each year through year
6. All payments, including the value of the common stock that may be issued if there is insufficient profit sharing payments, will total a minimum of $1,630,000 and cannot exceed $3,000,000 over the 6 years. We also guaranteed Columbus Jack's bank debt of approximately $1,000,000. The Company is paying for the acquisition with internal cash from operations.

Item 7. Financial Statements and Exhibits

      a)    Financial Statements of Business Acquired

      b) Pro Forma Financial Information - Pro forma financial information will be included in an amended 8-K to be filed within 60 days.

      c)    Exhibits

            2.1 Stock purchase agreement among Quality Products, Inc., Columbus Jack Corporation, and Dennis B Mellman

            2.2   Stock purchase agreement between Dennis B. Mellman and
                  P. Kim Packard

            2.3 Stock Pledge Agreement among Quality Products, Inc., Columbus Jack Corporation, and Dennis B. Mellman

            2.4   Assumption and release agreement

            2.5 Commercial guaranty among Quality Products, Inc., Columbus Jack Corporation, and Firstar Bank N.A.

            10 Consulting agreement between Columbus Jack Corporation and Dennis B. Mellman

            23    Consent of Independent Auditors

            99    Press Release Dated April 27, 2001

      SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized:

                                                Quality Products, Inc.
                                                ----------------------
                                                      Registrant


Date:  May 7, 2001                           By /s/ Bruce C. Weaver
                                                --------------------------------
                                                Bruce C. Weaver
                                                President (Principal Executive
                                                Officer)


Date:  May 7, 2001                           By /s/ Tac D. Kensler
                                                --------------------------------
                                                Tac D. Kensler
                                                Chief Financial Officer

                           COLUMBUS JACK CORPORATION

                              Financial Statements
                            As of December 31, 2000
                            And For the Years Ended
                           December 31, 2000 and 1999
                        and Independent Auditors' Report

                            COLUMBUS JACK CORPORATION

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

INDEPENDENT AUDITORS' REPORT                                            1

FINANCIAL STATEMENTS:

Balance Sheet, December 31, 2000                                       2-3

Statements of Operations and Accumulated Deficit
  for the Years Ended December 31, 2000 and 1999                        4

Statements of Cash Flows
  for the Years Ended December 31, 2000 and 1999                       5-6

Notes to Financial Statements                                          7-15

--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
   of Columbus Jack Corporation:

We have audited the accompanying balance sheet of Columbus Jack Corporation (the "Company") as of December 31, 2000 and the related statements of operations and accumulated deficit and of cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital to meet its current obligations. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Farber & Hass, LLP
February 23, 2001
Oxnard, California

COLUMBUS JACK CORPORATION

BALANCE SHEET
DECEMBER 31, 2000
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
Cash                                                                $    31,817
Accounts receivable (less allowance for
  doubtful accounts of $51,742)                                         210,105
Inventories (less allowance of $337,758)                              1,171,581
Prepaid expenses                                                        121,197
                                                                    -----------
Total current assets                                                  1,534,700
                                                                    -----------

PROPERTY AND EQUIPMENT                                                1,537,883
Less accumulated depreciation                                        (1,106,621)
                                                                    -----------
Property and equipment - net                                            431,262
                                                                    -----------

OTHER ASSETS                                                              2,343
                                                                    -----------

TOTAL ASSETS                                                        $ 1,968,305
                                                                    ===========

                                                                     (Continued)

COLUMBUS JACK CORPORATION

DECEMBER 31, 2000
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Bank line of credit                                                 $   669,020
Current portion of long-term debt                                       192,882
Accounts payable                                                        540,189
Accrued wages, benefits and payroll taxes                               198,778
Other accrued expenses                                                   39,412
Current portion of notes payable to a related party                     249,996
                                                                    -----------
Total current liabilities                                             1,890,277
                                                                    -----------

LONG-TERM DEBT, Net of current portion                                  220,293
                                                                    -----------

NOTES PAYABLE TO A RELATED PARTY,
  Net of current portion                                                 58,337
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Common stock, par value $1; 750 shares
   authorized; 500 shares issued and outstanding                            500
Additional paid-in capital                                              399,500
Accumulated deficit                                                    (600,602)
                                                                    -----------
Total stockholders' deficit                                            (200,602)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $ 1,968,305
                                                                    ===========

See notes to financial statements.

--------------------------------------------------------------------------------

COLUMBUS JACK CORPORATION

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                       2000            1999
                                                   -----------      -----------

NET SALES                                          $ 6,003,140      $ 4,923,696

COST OF GOODS SOLD                                   4,364,814        4,041,120
                                                   -----------      -----------

GROSS PROFIT                                         1,638,326          882,576

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                            1,541,177        1,023,545
                                                   -----------      -----------

INCOME (LOSS) FROM OPERATIONS                           97,149         (140,969)
                                                   -----------      -----------

OTHER INCOME (EXPENSE):
Interest income                                             85              224
Interest expense                                      (185,171)        (164,582)
Other                                                      405            3,452
                                                   -----------      -----------
Total other expense, net                              (184,681)        (160,906)
                                                   -----------      -----------

NET LOSS                                               (87,532)        (301,875)

RETAINED EARNINGS,
  AS PREVIOUSLY REPORTED                                                 11,805

PRIOR PERIOD ADJUSTMENT - Note payable                                 (150,000)

ACCUMULATED DEFICIT, BEGINNING OF YEAR                (440,070)

STOCKHOLDER DISTRIBUTION                               (73,000)             -0-
                                                   -----------      -----------

ACCUMULATED DEFICIT, END OF YEAR                   $  (600,602)     $  (440,070)
                                                   ===========      ===========

See notes to financial statements.

--------------------------------------------------------------------------------

COLUMBUS JACK CORPORATION

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                          2000          1999
                                                       ---------      ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $ (87,532)     $(301,875)
Adjustments to reconcile net loss
  to net cash provided by (used by)
  operating activities:
  Depreciation and amortization                          168,000        168,000
  Provision for obsolete inventory                                      332,758
  Provision for doubtful accounts                         51,742
Changes in operating assets and liabilities:
  Accounts receivable                                     84,645        260,119
  Inventories                                            200,524       (545,440)
  Prepaid expenses and other assets                       17,264        (92,570)
  Accounts payable and accrued expenses                   16,587        140,785
                                                       ---------      ---------
Net cash provided by (used by)
  operating activities                                   451,230        (38,223)
                                                       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Acquisition of property and equipment                  (35,768)       (17,089)
                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings on bank
   line of credit                                        (30,717)        99,737
Bank borrowings (repayments)                             (63,221)        63,221
Principal payments on long-term debt, net               (216,707)      (175,516)
Stockholder distribution                                 (73,000)            -0-
                                                       ---------      ---------
Net cash used in financing activities                   (383,645)       (12,558)
                                                       ---------      ---------

NET INCREASE (DECREASE) IN CASH                           31,817        (67,870)

CASH, BEGINNING OF YEAR                                      -0-         67,870
                                                       ---------      ---------

CASH, END OF YEAR                                      $  31,817      $      -0-
                                                       =========      =========

                                                                     (Continued)

COLUMBUS JACK CORPORATION

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                          2000           1999
                                                        ---------      ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid during the year for:
  Interest                                               $147,591       $145,250
  Income taxes                                           $  1,000       $  1,500

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

In September 2000, the Company entered into a $62,822 loan agreement with a finance company to finance business insurance premiums.

See notes to financial statements.

--------------------------------------------------------------------------------

COLUMBUS JACK CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business Activity - Columbus Jack Corporation (the "Company") was incorporated in January 1992. The Company is a successor to a corporation of the same name that had operated since 1955. The Company manufactures hydraulic jacks and ground support equipment for commercial aircraft and sells their products to a worldwide market.

      In July 1998, the Company acquired, from a related party, substantially all assets, except inventory, and liabilities of Neal Machine Corporation in exchange for a $400,000 note (see Note 7).

      Substantially all of the Company's manufacturing labor force is subject to a collective bargaining agreement. The agreement expires in August 2003.

      Going Concern - The financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As of December 31, 2000, the Company has a working capital deficiency of approximately $356,000 and a stockholders' deficit of approximately $201,000. This condition raises substantial doubt about the Company's ability to continue as a going concern. No adjustment has been made to the recorded amount of assets or the recorded amount or classification of liabilities which would be required if the Company were unable to continue its operations. As discussed in Note 12, management is seeking outside equity financing to generate sufficient cash to meet its obligations in the normal course of business.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk are principally trade accounts receivable.

      Concentrations of credit risk with respect to trade accounts receivable are due to concentrations of sales to certain customers. At December 31, 2000, two customers accounted for 53% and 14%, respectively, of the Company's trade receivables. In addition, approximately 12% of the Company's trade receivables were from customers located outside the United States at December 31, 2000. The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.

      Operating Segment Information - The Company predominantly operates in one industry segment, aircraft hydraulic jacks. Substantially all of the Company's assets and employees are at the Company's headquarters in Columbus, Ohio or at the Company's NMC division in Lima, Ohio.

      Major Customer - Sales to the United States Government represented approximately 40% and 42% of total sales in 2000 and 1999, respectively.

      Customers Outside of the U.S. - Sales to customers in foreign countries represented approximately 14% of total sales in both 2000 and 1999. Sales to foreign customers are denominated in U.S. dollars.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out basis) or market.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation computed on a straight-line basis. Major additions are capitalized and depreciated. Maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Property and equipment are depreciated over estimated useful lives as follows:

      Machinery and equipment                                       5 - 10 years
      Computer equipment                                            5 - 10 years
      Office furniture and equipment                                5 - 10 years
      Leasehold improvements                                       15 - 31 years

      Revenue Recognition - Revenue is recognized upon shipment of finished goods to the customer. Advance payments on undelivered goods are treated as progress payments and are recognized as a liability by the Company. The Company held no progress payments at December 31, 2000 and 1999.

      Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal or state corporate taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income.

      Pervasiveness of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments - Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 2000. The Company considers the carrying value of such amounts in the financial statements to approximate their expected realization and interest rates, which approximate current market rates.

2.    PRIOR PERIOD ADJUSTMENT

      The Company's financial statements for the year ended December 31, 1998 were reviewed by another CPA firm. During calendar 2001, the Company became aware that a $150,000 note payable to a related party (see Note 7) had been erroneously recorded as income in 1995.

3.    INVENTORIES

      Inventories consisted of the following at December 31, 2000:

      Raw materials                                                 $   189,439
      Parts and sub-assemblies                                        1,282,145
      Finished goods                                                     37,755
                                                                    -----------
      Total inventories                                               1,509,339
      Less reserve for obsolescence                                    (337,758)
                                                                    -----------

      Inventories, net                                              $ 1,171,581
                                                                    ===========

4.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 2000:

      Machinery and equipment                                       $ 1,113,608
      Computer hardware and software                                    256,286
      Shop fixtures                                                      10,284
      Office furniture and fixtures                                      82,144
      Leasehold improvements                                             49,911
      Vehicles                                                           25,650
                                                                    -----------
      Total property and equipment                                    1,537,883
      Less accumulated depreciation                                  (1,106,621)
                                                                    -----------

      Total                                                         $   431,262
                                                                    ===========

5.    BANK LINE OF CREDIT

      The Company maintains a line of credit that permits borrowings up to $700,000 that is limited by specific collateral requirements. The Company is required to make monthly variable interest-only payments at the bank's prime rate plus 1.75% (10.75% at December 31, 2000). The line of credit expires on April 4, 2001.

      The agreement is secured by substantially all of the Company's assets and is personally guaranteed by the Company President. At December 31, 2000, the Company was in violation of specific financial performance covenants of the agreement.

6.    LONG-TERM DEBT

      In June 1998, the Company entered into a $700,000 term note with a local bank. The agreement calls for monthly principal payments of $12,500, plus variable interest at the bank's prime rate plus 1.75% (10.75% at December 31, 2000). The note is payable in full in June 2003. The note is secured and guaranteed in accordance with the terms of the line of credit referenced in Note 5.

      In September 2000, the Company entered into an agreement with a finance company to finance business insurance premiums. The agreement calls for monthly payments of $7,219, including interest at 8.13%. The loan is payable in full in June 2001.

      Maturities of long-term debt for the years succeeding December 31, 2000 are:

      2001                                                              $192,882
      2002                                                               220,293
                                                                        --------

      Total                                                             $413,175
                                                                        ========

7.    NOTES PAYABLE TO A RELATED PARTY

      In July 1998, the Company purchased substantially all of the assets, except inventory, and liabilities of Neal Machine Corporation, from the father of the Company President, in exchange for a $400,000 four-year note payable. The agreement calls for monthly principal payments of $8,333, plus accrued interest at the prime rate quoted by Bank One, N.A.(8.5% at December 31, 2000), adjusted annually. The agreement is secured by the assets of the Company's NMC division in Lima, Ohio. The note is payable in full in June 2002.

      In July 1994, the Company borrowed $150,000 from the father of the Company President as an unsecured working capital loan. The Company is required to make monthly interest-only payments at the prime rate quoted by National City Bank (9.00% at December 31, 2000). The loan is payable upon demand. The Company has recorded the note as a prior period adjustment (see Note
      2).

      Maturities of notes payable to a related party for the years succeeding December 31, 2000 are:

      2001                                                              $249,996
      2002                                                                58,337
                                                                        --------

      Total                                                             $308,333
                                                                        ========

8.    RELATED PARTY TRANSACTIONS

      In 2000 and 1999, the Company purchased inventory costing $29,709 and $71,042, respectively, from a related party corporation owned by the father of the Company President.

      The Company leases three facilities that are owned by the parents of the Company President and two related parties (see Note 10), respectively.

9.    RETIREMENT PLANS

      DEFINED BENEFIT PENSION PLAN

      The Company maintains a qualified, noncontributory, defined benefit pension plan available to all union employees after one year of continuous service. The employee benefit is based on average compensation during the last five consecutive years of employment. The Plan is funded in conformity with ERISA.

      During 1999, the Company adopted the Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits (SFAS 132). SFAS 132 standardizes disclosure requirements without changing the recognition or measurement of pension or postretirement benefit plans.

      Net periodic benefit cost included the following components at December
      31:

                                                Defined Benefit Pension Plans
                                                   (Dollars in thousands)
                                                -----------------------------
                                                     2000          1999
                                                   --------      --------

      Service cost                                 $ 13,093      $  9,128
      Interest cost                                  25,905        26,907
      Actual return on Plan assets                    2,363        (3,849)
      Amortization of unrecognized net
        transition asset                             (9,559)       (9,559)
      Amortization of prior service costs                -0-           -0-
      Amortization of initial net asset                  -0-           -0-
      Amortization of unrecognized loss              11,444        11,779
      Net asset gain deferred for later
        recognition                                 (25,984)      (22,093)
                                                   --------      --------

      Net periodic benefit cost                    $ 17,262      $ 12,313
                                                   ========      ========

      The following table sets forth the combined status of the Plans as recognized in the balance sheet at December 31:

                                                     2000         1999
                                                   ---------    ---------

      CHANGE IN BENEFIT OBLIGATION:
      Benefit obligation, beginning of year        $ 384,172    $ 383,083
      Service cost                                    13,093        9,128
      Interest cost                                   25,905       26,907
      Amendments                                         -0-          -0-
      Actuarial loss                                   2,383       18,082
      Benefits paid                                  (39,990)     (53,028)
                                                   ---------    ---------

      Benefit obligation, end of year              $ 385,563    $ 384,172
                                                   =========    =========

      CHANGE IN PLAN ASSETS:
      Fair value of Plan assets,
        beginning of year                          $ 284,128    $ 313,091
      Actual return on Plan assets                    (2,363)       3,849
      Company contributions                           18,291       20,216
      Benefits paid                                  (39,990)     (53,028)
                                                   ---------    ---------

      Fair value of Plan assets,
        end of year                                $ 260,066    $ 284,128
                                                   =========    =========

                                                   2000           1999
                                                   ----           ----

      FUNDED STATUS OF THE PLAN:
      Pension benefit obligation:
        Accumulated benefit obligation:
          Vested                                $(339,963)     $(341,805)
          Non-vested                               (2,303)          (443)
                                                ---------      ---------
        Total accumulated benefit
          obligation                             (342,266)      (342,248)
        Additional benefits based on
          estimated future salary levels          (43,297)       (41,924)
                                                ---------      ---------
        Projected benefit obligation             (385,563)      (384,172)
      Fair value of Plan assets                   260,066        284,128
                                                ---------      ---------
      Funded status                              (125,497)      (100,044)
      Fourth quarter contribution                     -0-            -0-
      Unrecognized net transition asset           (64,525)       (74,084)
      Unrecognized prior service cost                 -0-            -0-
      Unrecognized net loss                       237,672        220,749
                                                ---------      ---------

      Prepaid pension cost                      $  47,650      $  46,621
                                                =========      =========

      WEIGHTED AVERAGE ASSUMPTIONS:
      Discount rate                                   7.0%           7.0%
      Expected return on Plan assets                  8.5%           8.5%
      Rate of compensation increase                   6.0%           6.0%
      Inflation                                       4.0%           4.0%

      401(K) PLAN

      The Company maintains a qualified defined contribution 401(k) plan for all full-time, non-union employees who have attained the age of 18 and completed one year of continuous service. Employees may elect to defer 1%
      - 20% of their compensation as contributions to the Plan. The Company matches 50% of the wages deferred by eligible employees, up to 3% of employee compensation. The Company's 401(k) retirement plan expense was $12,685 and $2,500 in 2000 and 1999, respectively.

10.   OPERATING LEASES AND RELATED PARTY LEASES

      The Company leases their Columbus, Ohio headquarters and manufacturing facilities from a related party family trust on a month-to-month basis ($7,167 per month at December 31, 2000).

      In July 1998, the Company entered into a four year lease agreement with the father of the Company President for the manufacturing facilities of the NMC division. The agreement calls for monthly payments of $3,200 and expires in June 2002.

      In December 2000, the Company entered into a four year lease agreement with a related party for the Company's packaging facilities in Columbus, Ohio. The agreement calls for monthly lease payments of $3,500 per month and expires in November 2004.

      The Company also leases certain office equipment, trucks and autos under non-cancellable operating leases. Rent expense was $130,149 and $127,377 for the years ended December 31, 2000 and 1999, respectively.

      Future minimum commitments under the lease agreements are as follows as of December 31, 2000:

                                             Related Party         Other
                                             -------------        --------

      2001                                     $ 80,400           $ 33,833
      2002                                       70,800             18,445
      2003                                       38,500             11,810
      2004                                            0              2,945
                                               --------           --------

      Total                                    $189,700           $ 67,033
                                               ========           ========

11.   COMMITMENTS AND CONTINGENCIES

      In 1994, the Company consented to be identified as a Potentially Responsible Party by the United States Environmental Protection Agency at the Granville Solvents Superfund Site in Granville, Ohio. The Company is a member of the Granville Solvents Group that was formed to address contamination at the Site and to share the cleanup costs among the Group members.

      The Company has an approximately 0.97% share of the total cleanup costs, which are presently estimated to be $10.026 million for the Group. At December 31, 2000, the Company was delinquent in remitting assessments of $40,055 to the Group. The Group has estimated the Company's future liability to be $42,000. Future assessments are subject to material adjustment depending on cost projection estimates and other variables.

12.   MANAGEMENT'S PLANS

      Management has evaluated the Company's current financial situation and its available resources and has implemented a plan to reduce expenses and conserve cash flows. Based upon estimates of projected cash flows for the year ending December 31, 2001, management believes that the Company's ability to continue in existence is dependent upon receiving additional financing, general cost reductions in operations, negotiating settlements with secured and unsecured creditors or additional equity capital, as to any of which there can be no assurance.

13.   YEAR 2000 COMPLIANCE (UNAUDITED)

      The Company utilizes computer hardware and software in its operations. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures.

      The Company has completed an evaluation of its computer hardware and software and believes that its mission critical systems are year 2000 compliant.

--------------------------------------------------------------------------------